UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2011

CDEX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49845	52-2336836
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4555 South Palo Verde, Suite 123
Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 745-5172
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

CDEX Inc. (the “Company”) held its Annual Meeting of Stockholders on August 18, 2011 at which 76,220,331 shares were represented in person or by proxy.  The following is a summary of the matters voted on at the meeting:

1)	All nominees for director were elected by the following stockholders vote to staggered terms:

Nominee	For	Withhold	Broker Non-Vote	Term

Jeffrey Brumfield	24,917,455	409,218	50,893,658	2011-2014

Brian Jenkins	24,918,482	408,191	50,893,658	2010-2013

Robert H. Foglesong	24,911,753	414,920	50,893,658	2009-2012

Frank Wren	24,816,482	510,191	50,893,658	2009-2012

James G Stevenson	24,918,481	408,192	50,893,658	2011-2014

2)
The appointment of S.E. Clark and Co. as the Company’s independent registered public accounting firm for the fiscal years ending October 31, 2011 and 2012 was ratified by the following stockholder vote:

For:	75,673,951

Against:	218,642

Abstain:	327,738

3)
The amendment of the Company’s’ Certificate of Incorporation increasing the number of Authorized Shares of Common Stock from 100,000,000 shares to 300,000,000 shares was ratified by the following stockholder vote:

For:	69,658,095

Against:	6,338,565

Abstain:	223,671

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDEX INC.
(Registrant)

Date: August 19, 2011	By:	/s/ Stephen McCommon
Stephen McCommon,
Chief Financial Officer